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                                                                  Exhibit (c)(4)

                               GLOBAL CERTIFICATE

   THIS SECURITY IS AN UNSECURED OBLIGATION OF BANK OF BOSTON CORPORATION, IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF BANK OF BOSTON CORPORATION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THE OBLIGATIONS OF BANK OF BOSTON CORPORATION EVIDENCED BY THIS SECURITY ARE, TO THE EXTENT AND IN THE MANNER SET FORTH HEREIN, SUBORDINATE TO BANK OF BOSTON CORPORATION'S OBLIGATIONS TO HOLDERS OF ITS SENIOR INDEBTEDNESS.

                           BANK OF BOSTON CORPORATION

                       6 5/8 % Subordinated Note Due 2004


$150,000,000                              January 12, 1994
REGISTERED
NO.001
CUSIP No.:   060716BR7                    Boston, Massachusetts


   This Security is registered in the name of The Depository Trust Company (the "Depositary"), 55 Water Street, New York, New York, or its nominee, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Security is exchanged in whole or in part for Securities in definitive form. Beneficial interests in this Security will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. The First National Bank of Boston (the "Bank") in Boston, Massachusetts and BancBoston Trust Company of New York in the Borough of Manhattan, the City of New York (collectively, the "Paying Agents") will act as the Corporation's Paying Agents with respect to the Security. The Corporation may at any time rescind the designation of a Paying Agent, appoint a successor Paying Agent, or approve a change in the office through which any Paying Agent acts. Unless this certificate is presented by an authorized representative of the Depositary to the Corporation or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

   For value received, BANK OF BOSTON CORPORATION (together with any successor pursuant to the provisions hereof, the "Corporation"), hereby promises to pay to Cede & Co., or registered assigns at Cede & Co.'s offices at 55 Water Street, New York, New York or at such other office as Cede & Co. may from time to time designate in writing to the Corporation, the principal sum of $150,000,000 on the Interest Payment Date (as defined below) falling in February 2004 (the "Date of Maturity"), or on such earlier date as the principal hereof may become due in accordance with the provisions hereof, and to pay interest on said principal sum from time to time outstanding, from the date hereof until payment of said principal sum has been made or duly provided for, at the rate of 6 5/8 % per annum, payable semi-annually in arrears on February 1 and August 1 of each year (each an "Interest Payment Date"), commencing on August 1, 1994, until the Date of Maturity to the person in whose name this Security is registered on the close of business of the Corporation on the January 15 and July 15, as the case may be, next preceding such Interest Payment Date. Payments of principal and interest hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and shall be made immediately available to the holder hereof. Interest on this Security will be calculated on the basis of a 360-day year of twelve 30-day months.

   If any Interest Payment Date would otherwise be a day which is not a business day (as defined below), the Interest Payment Date shall be postponed to the next day which is a business day. The term "business day" means any day that is not a Saturday or Sunday or that is not a day on which commercial banks in the City of Boston, Massachusetts or The City of New York, New York are required or permitted by applicable law or regulation to be closed. Interest on the Security will accrue on holidays and on all days on which the Corporation is not open for business.

   Reference is made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

   Unless the certificate of authentication hereon has been executed by the Authentication Agent by the manual signature of one of its authorized signatories, this Security shall not be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, the Corporation has caused this Security to be duly executed and its corporate seal to be hereunto affixed and attested as of the date first mentioned above.

                                   BANK OF BOSTON CORPORATION
                                   By /S/  BRADFORD H. WARNER
                                   ----------------------------------
                                   Name:  Bradford H. Warner
                                   Title:  Department Executive, Treasury
Attest:
/S/  JANICE B. LIVA
- -------------------------
Name:  Janice B. Liva
Assistant Clerk
This Security is one of the Securities referred to in the Subordinated Indenture referred to herein:

                                   NORWEST BANK MINNESOTA,
                                   NATIONAL ASSOCIATION
                                   as Authentication Agent

                                   By: /S/  RAYMOND S. HAVERSTOCK
                                   --------------------------------------
                                   Name:  Raymond S. Haverstock
                                   Title:     Assistant Vice President

Dated:  January 12, 1994

   1. This Security is one of the duly authorized series of securities of the Corporation, designated as its "6 5/8 % Subordinated Notes Due 2004" (each a "Security", and collectively, the "Securities"), limited in aggregate principal amount to $300,000,000. The Corporation, for the benefit of the holders from time to time of the Securities, has entered into, and the Securities are entitled to the benefit of, a Subordinated Indenture, dated as of June 15, 1992 (as amended by the First Supplemental Indenture dated as of June 24, 1993 (the "First Supplemental Indenture," referred to collectively herein with the Subordinated Indenture as the "Subordinated Indenture")), between the Corporation and Norwest Bank Minnesota, National Association ("Norwest"), as Trustee. Copies of the Subordinated Indenture are on file and available for inspection at the offices of the Trustee located at 6th Street and Marquette Avenue, Minneapolis, Minnesota 55479 or at such other place or places as the Trustee shall designate by notice to the person in whose name this Security is registered (the "Holder") on the Security Register (as defined below). Norwest or any duly appointed successor trustee acting in such capacity is herein called the "Trustee."

   The Securities will be represented by one or more permanent global certificates in registered form deposited with or on behalf of the Depositary in the name of a nominee of the Depositary under the Subordinated Indenture. So long as the Depositary or its nominee is the registered owner of the Securities, the Depositary, or such nominee as the case may be, will be considered to be the sole owner or holder of the Securities for all purposes of the Subordinated Indenture. Principal and interest payments on the Securities registered in the name of the Depositary's nominee will be made to the Depositary's nominee as the registered owner of the Securities. Under the terms of the Subordinated Indenture, the Corporation and the Paying Agents will treat the persons in whose names the Securities are registered as the owners of such Securities for the purpose of receiving payment of principal and interest on such Securities and for all other purposes whatsoever. Therefore, neither the Corporation nor the Paying Agents has any direct responsibility or liability for the payment of principal of or interest on the Securities to owners of beneficial interests in the Securities. Participants' accounts will be credited with payments of principal or interest on the dates payable in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the Securities as shown in the records of the Depositary, unless the Depositary has reason to believe that it will not receive payment on such date. Such accounts will be credited, as to interest, in next-day funds, and, as to principal, in same-day funds. Payments by participants and indirect participants to owners of beneficial interests in the Securities will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants or indirect participants.

   2. Until the date on which all of the Securities shall have been surrendered or delivered to the Trustee for cancellation or destruction, or become due and payable and a sum sufficient to pay the principal of and interest on all of the Securities shall have been made available for payment and either paid or returned to the Corporation as provided herein and in the Subordinated Indenture, the Corporation shall at all times maintain an office or agency in New York, New York and Boston, Massachusetts, where Securities may be presented or surrendered for payment.

   3. Unless and until it is exchanged in whole or in part for Securities in definitive form, the Securities may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor depositary or any nominee of such successor. The Corporation shall cause to be maintained a register providing for the registration of the Securities and any exchange or transfer thereof (the "Security Register"). Upon surrender or presentation of this Security for exchange or registration of transfer, the Corporation shall execute and the Trustee shall authenticate and deliver in exchange therefor a Security or Securities, each in minimum denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 which has or have an aggregate denomination equal to the denomination of this Security and is or are registered in such name or names requested by the Holder. Any Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Trustee) be duly endorsed, or accompanied by a written instrument of transfer with such evidence of due authorization and guarantee of signature as may reasonably be required by the Trustee in form satisfactory to the Trustee, duly executed by the Holder or his or her attorney duly authorized in writing, and with such tax identification number or other information for each person in whose name a Security is to be issued as the Trustee may reasonably request to comply with applicable law. No exchange or registration of transfer of this Security shall be made on or after the fifteenth day immediately preceding the Date of Maturity.

   This Security is exchangeable for definitive notes in registered form to persons other than the Depositary or its nominee only if (i) the Depositary notifies the Corporation in writing that it is no longer willing or able to continue as a depositary for the Securities or if the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Corporation within ninety days after the effective date of the Depositary's ceasing to act as depositary for the Securities, (ii) the Corporation, at its option, notifies the Trustee in writing that it elects to cause the issuance of Securities in definitive form, or (iii) any event shall have happened and be continuing which, after notice or lapse of time, or both, would constitute an Event of Default with respect to the Securities. In the event of such occurrences, upon the surrender by the Depositary or a successor depositary of the Securities the Corporation will execute, and the Trustee will, upon the execution of the then standard form of the Trustee's agreement for certificated securities and upon receipt of instructions in writing from the Corporation, authenticate and deliver securities of like tenor and terms in definitive form to each person that the Depositary or a successor depositary identifies as the beneficial owner of the Securities in an aggregate principal amount equal to the principal amount of the Securities then outstanding in exchange for such Securities. Any such certificated security will be issued in fully registered form, without coupons, in minimum denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. Such certificated security may not subsequently be exchanged by a Holder for Securities in denominations of less than $1,000.

   No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Security, but the Corporation or the Trustee may require the payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection therewith (or presentation of evidence that such tax or charge has been paid).

   The Corporation and the Trustee may treat the person in whose name this Security is registered in the Security Register as the absolute owner of this Security for the purpose of receiving payments of principal of and interest on this Security and for all other purposes whatsoever, and the Corporation and the Trustee shall not be affected by a notice to the contrary.

   4.   PREPAYMENT; ACCELERATION.

   THIS SECURITY IS NOT SUBJECT TO REDEMPTION PRIOR TO MATURITY. PAYMENT OF PRINCIPAL OF THE SECURITY MAY BE ACCELERATED ONLY IN CERTAIN EVENTS INVOLVING THE BANKRUPTCY OF THE CORPORATION OR THE RECEIVERSHIP OF THE BANK. THERE IS NO RIGHT OF ACCELERATION IN THE CASE OF A DEFAULT IN THE PAYMENT OF PRINCIPAL OR INTEREST ON THIS SECURITY OR ANY DEFAULT IN THE PERFORMANCE OF ANY OTHER COVENANT OR AGREEMENT IN THIS SECURITY OR IN THE SUBORDINATED INDENTURE.

   5.   SUBORDINATION.

   The Corporation, for itself, its successors and assigns, covenants and agrees, and each Holder of this Security likewise covenants and agrees by his, her or its acceptance hereof, (A) that the obligation of the Corporation to make any payment on account of the principal of and interest on each and all of the Securities shall be subordinate and junior in right of payment to the Corporation's obligations to the holders of Senior Indebtedness of the Corporation (other than Additional Senior Obligations) and under the circumstances described in clause B(ii) of this sentence, to the holders of Additional Senior Obligations, to the extent provided herein, and (B) that in the case of any bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Corporation as a whole, whether voluntary or involuntary (i) all obligations of the Corporation to the holders of Senior Indebtedness of the Corporation (other than Additional Senior Obligations) shall be entitled to be paid in full before any payment shall be made on account of the principal (including principal to be paid by delivery of Capital Securities) of, or premium, if any, or interest, if any, on the Securities or on any Indebtedness Ranking on a Parity with the Securities and (ii) after payment in full of all sums owing with respect to Senior Indebtedness of the Corporation (other than Additional Senior Obligations), the holders of the Securities, together with the holders of any Indebtedness Ranking on a Parity with the Securities, shall be entitled, ratably, to be paid from the remaining assets of the Corporation the amounts at the time due and owing on account of unpaid principal of and interest on the Securities and principal of, premium, if any, and interest, if any, on any Indebtedness Ranking on a Parity with the Securities before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any Indebtedness Ranking Junior to the Securities, provided, however, that if, after giving effect to the operation of clause
(B)(i) above, (x) any amount of cash, property or securities remains available for payment or distribution in respect of the Securities (such cash, property or securities constituting "Excess Proceeds") and (y) creditors in respect of Additional Senior Obligations have not received payment in full of amounts due or to become due thereon or payment of such amounts has not been duly provided for, then such Excess Proceeds shall first be applied, ratably if and to the extent provided with respect to any other subordinated indebtedness of the Corporation, to pay or provide for the payment in full of all such Additional Senior Obligations before any payment shall be made on account of the principal of or interest on the Securities.

   In addition, in the event of any proceeding described in clause (B) above, if any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Corporation being subordinated to the payment of the Securities, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness of the Corporation is paid in full, such payment or distribution shall be held in trust for the benefit of and shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued for application to the payment first, of all such Senior Indebtedness of the Corporation (other than Additional Senior Obligations) remaining unpaid and second, of all Senior Indebtedness of the Corporation constituting Additional Senior Obligations until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

   The subordination provisions of the foregoing paragraphs shall not be applicable to amounts at the time due and owing on the securities of any series on account of the unpaid principal of (or premium, if any) or interest, if any, on the securities of any series for the payment of which funds have been deposited in trust with the Trustee or any Paying Agent or have been set aside by the Corporation in trust in accordance with the provisions of the Subordinated Indenture; nor shall such provisions impair any rights, interests, remedies or powers of any secured creditor of the Corporation in respect of any security the creation of which is not prohibited by the provisions of the Subordinated Indenture.

   In addition, in the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest on, any Senior Indebtedness of the Corporation (other than Additional Senior Obligations) beyond any applicable period of grace, or in the event that any event of default with respect to any Senior Indebtedness of the Corporation (other than Additional Senior Obligations) shall have occurred and be continuing, or would occur as a result of the payment referred to hereinafter, permitting the holders of such Senior Indebtedness (or trustee on behalf of the holders thereof) to accelerate the maturity thereof, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment of principal of or interest on the Securities, or in respect of any redemption, exchange, retirement, purchase or other acquisition of any of the Securities, shall be made by the Corporation.

   The securing of any Indebtedness Ranking on a Parity with the Securities or Indebtedness Ranking Junior to the Securities shall not be deemed to prevent such obligations from constituting Indebtedness Ranking on a Parity with the Securities or Indebtedness Ranking Junior to the Securities.

   Each Holder of this Security, by the acceptance hereof, agrees to be bound by the terms and conditions set forth in this Section 5 and in the Subordinated Indenture, including, without limitation, Article XIII thereof.

   6.   EVENTS OF DEFAULT; REMEDIES.

   "Events of Default", with respect to the Securities, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or order, rule or regulation of any administrative or governmental body):

   (1) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Corporation in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order under any applicable federal or state law appointing a receiver or other similar official of the Bank or of substantially all of its property, and the continuance in the case of any proceedings under clause (A) above of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

   (2) the commencement by the Corporation of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Corporation to the entry of a decree or order for relief in respect of the Corporation in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Corporation of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Corporation to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Corporation or of substantially all of its property.

   If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Subordinated Indenture. There is no right of acceleration in the case of a default in the payment of the principal of or interest on the Security or in the performance of any other covenant or agreement in this Security or in the Subordinated Indenture.

   7.   DEFAULTS

   The following events shall be "Defaults" with respect to the Securities:

        (A) an Event of Default (as defined above) with respect to the Securities; or

        (B) default in the payment of any interest upon the Securities when it becomes due and payable, and continuance of such default for a period of 30 days; or

        (C) default in the payment of the principal of the Securities on the Date of Maturity; or

        (D) default in the performance, or breach, of any covenant or warranty of the Corporation contained in the Subordinated Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which will be expressly included in the Subordinated Indenture solely for the benefit of a series of securities other than these Securities) and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Corporation by the Trustee or to the Corporation and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of this series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

        (E) default under any bond, debenture, note or other evidence of Indebtedness for Money Borrowed in an aggregate principal amount exceeding $3,000,000 by the Corporation or the Bank or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for Money Borrowed, in an aggregate principal amount exceeding $3,000,000, by the Corporation or the Bank, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled, or such indebtedness having been discharged, within a period of 10 days after there shall have been given, by registered or certified mail, to the Corporation by the Trustee or to the Corporation and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of this series a written notice specifying such default and requiring the Corporation to cause such acceleration to be rescinded or annulled or cause such indebtedness to be discharged and stating that such notice is a "Notice of Default" hereunder; provided, however, that, subject to the provisions of Sections 601 and 602 of the Subordinated Indenture, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee assigned to the Trustee's Corporate Trustee Administration Department shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Corporation, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument.

   As set forth in, and subject to, the provisions of the Subordinated Indenture, no Holder of any Security will have any right to institute any proceeding with respect to the Subordinated Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Default with respect to these Securities, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amounts of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days after its receipt of such notice; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.


   8.   MODIFICATIONS

   The Subordinated Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the securities of each series to be affected under the Subordinated Indenture at any time by the Corporation and the Trustee with the consent of the holders of 66 2/3% in principal amount of the securities at the time Outstanding of each series to be affected. The Subordinated Indenture also contains provisions permitting the holders of specified percentages in principal amount of the securities of each series at the time Outstanding, on behalf of the holders of all securities of such series, to waive compliance by the Corporation with certain provisions of the Subordinated Indenture and certain past defaults under the Subordinated Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

   9.   NOTICES

   All notices to the Corporation under this Security shall be in writing and addressed to the Corporation at 100 Federal Street, Boston, Massachusetts 02110, Attention: Bradford H. Warner, Department Executive, Treasury with a copy to Gary A. Spiess, General Counsel, or to such other address as the Bank may notify the Holder. All notices to the Trustee shall be in writing and addressed to the Trustee at the office of the Trustee at 6th Street and Marquette Avenue, Minneapolis, Minnesota 55479. All notices to the Holder shall be in writing and sent by first-class mail to the Holder at his, her or its address as set forth in the Security Register.

   10.  MISCELLANEOUS

        No reference herein to the Subordinated Indenture and no provision of this Security or of the Subordinated Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, places and rate, and in the coin and currency, herein prescribed.

        The Securities are not redeemable prior to the Date of Maturity, are not repayable at the option of the Holders and are not redeemable or exchangeable for, or convertible into, Capital Securities. The Securities are not entitled to the benefit of a sinking fund and are not subject to the defeasance or covenant defeasance provisions contained in the Supplemental Indenture.

        All terms used in this Security which are not defined herein shall have the meanings set forth in the Subordinated Indenture. All captions are for convenience only and shall not affect the meaning of the provisions to which they relate.

        This Security and each of its terms shall be binding upon and inure to the benefit of the Corporation, the Depositary or its nominee, the Trustee and their respective successors and assigns.

        Except as otherwise expressly required herein, the Corporation waives demand, presentment for payment, notice of non-payment, notice of protest, and all other notices.

        This Security shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.